UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 11, 2010
Skyworks Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-5560	04-2302115

(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Sylvan Road, Woburn, Massachusetts		01801

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: 781-376-3000
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders
     On May 11, 2010, Skyworks Solutions, Inc. (the “Company”) held its 2010 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders were asked to consider and vote upon two proposals that are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission in connection with the Annual Meeting. With respect to the first proposal, the election of three directors nominated by the Board of Directors to serve as Class II Directors for a three-year term, the stockholders elected each of Messrs. Kevin L. Beebe, Timothy R. Furey and David J. McLachlan to serve as a Class II Director of the Company until the 2013 annual meeting of stockholders and thereafter until his successor has been duly elected and qualified. With respect to the second proposal at the Annual Meeting, the stockholders ratified the selection by the Company’s Audit Committee of KPMG LLP as the independent registered public accounting firm for the Company for the Company’s fiscal year ending October 1, 2010. The results of the voting on each of the proposals were as follows:
Proposal 1: Election of Directors

Nominees	Votes For	Votes Witheld	Broker Non-Votes
Kevin L. Beebe	133,094,961	1,074,942	20,519,595
Timothy R. Furey	132,371,076	1,798,827	20,519,595
David J. McLachlan	133,114,459	1,055,444	20,519,595
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
152,055,768	2,293,991	339,719	20

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Skyworks Solutions, Inc.
Date: May 17, 2010	By:	/s/ Donald W. Palette
Donald W. Palette
Vice President and Chief Financial Officer